SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  April 17, 2002

                                           PHARMACEUTICAL RESOURCES, INC.
                               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   NEW JERSEY                                    FILE NUMBER 1-10827                                      22-3122182
(STATE OR OTHER JURISDICTION OF               (COMMISSION FILE NUMBER)                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                                                    IDENTIFICATION NO.)



ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK                                                                   10977
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                                                    (ZIP CODE)

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Registrant's telephone number, including area code: (845) 425-7100







ITEM 5.    OTHER EVENTS.
------     ------------

         On April 17, 2002, we acquired ISP FineTech Ltd., or FineTech, and some related intangible assets from ISP Hungary Holdings Limited and ISP Investments Inc. for $32 million, under a purchase agreement that we entered into with ISP Hungary Holdings Limited, ISP Investments Inc. and ISP Chemco Inc. (we refer to these three companies collectively as the ISP Group, and we refer to such purchase agreement as the Agreement). FineTech, based in Haifa, Israel, specializes in the design and manufacture of proprietary synthetic chemical processes used in the production of complex organic compounds for the pharmaceutical industry. FineTech will be operated by us as a wholly-owned subsidiary and will provide immediate chemical synthesis capabilities and strategic opportunities to us and our customers.

         Under the terms of the Agreement, we acquired from ISP Hungary Holdings Limited all of the capital stock of FineTech and we acquired from ISP Investments Inc. some intangible assets relating to FineTech's business. In determining the purchase price, we principally considered (i) the anticipated synergies between our existing businesses, including employees, and the assets and business being acquired, including intellectual property, (ii) comparative businesses of FineTech and the estimated cost and time required to start a comparable business and (iii) the historical and projected cash flows of FineTech's business. The acquisition was financed by cash-on-hand and is not expected to have a material effect on earnings in 2002 and will be accounted for using the purchase method. We expect the depreciation and amortization resulting from the transaction goodwill and the write-up of the assets purchased to be tax deductible.

         Dr. Arie Gutman, who was the founder and president of FineTech, will become the chief executive officer of FineTech. We have entered into a five-year employment arrangement with Dr. Gutman with non-competition provisions, stock option grants and a negotiated salary. Additionally, we have selected Dr. Gutman to our Board of Directors.

         We are planning to transfer a portion of FineTech's personnel and technological resources to a laboratory facility in the northeastern United States. A parallel research program has been established in Rhode Island and will immediately be staffed with FineTech employees.

         The above description is a summary of principal terms of the Agreement. We have attached a complete copy of the Agreement to this Form 8-K as an exhibit. Our description of the terms and conditions of the Agreement is qualified in its entirety by reference to such exhibit.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
------    ---------------------------------

          (c) Exhibits:


          10.1 Purchase Agreement among ISP Hungary Holdings Limited, ISP Investments Inc., ISP Chemco Inc. and Par Pharmaceutical, Inc. dated April 17, 2002.

          99.1 Press Release announcing the acquisition of ISP FineTech Ltd. and certain related intangible assets.









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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


May 2, 2002


                                     PHARMACEUTICAL RESOURCES, INC.
                                     ------------------------------
                                                 (Registrant)



                                     /s/ DENNIS J. O'CONNOR
                                     -----------------------------------------
                                     Dennis J. O'Connor
                                     Vice President, Chief Financial Officer
                                      and Secretary














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